As filed with the Securities and Exchange Commission on May 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW GOLD INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada (Province or other jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number, if applicable)	Not applicable (I.R.S. Employer Identification No., if applicable)

181 Bay Street, Suite 3320

Toronto, Ontario

M5J 2T3

(416) 324-6000

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, NY 10005

(212) 894-8940

(Name, address (including zip code) and telephone number

(including area code) of agent for service in the United States)

Sean Keating New Gold Inc. Brookfield Place 181 Bay Street, Suite 3320 Toronto, ON, Canada M5J 2T3 (416) 324-6000	Christopher J. Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West Suite 3100 Toronto, ON, Canada M5K 1J3 (416) 504-0522	Richard Fridman Steven J. Cutler Davies Ward Phillips & Vineberg LLP 155 Wellington Street West Toronto, ON, Canada M5V 3J7 (416) 367-7567

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check the appropriate box below):

	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Short Form Base Shelf Prospectus

New Issue	May 13, 2024

New Gold Inc.

Common Shares
Debt Securities
Subscription Receipts
Warrants
Units

New Gold Inc. (“New Gold” or the “Company”) may from time to time offer and issue the following securities: (i) common shares of the Company (“Common Shares”); (ii) debt securities (“Debt Securities”), including Debt Securities convertible or exchangeable into other securities of New Gold; (iii) subscription receipts (“Subscription Receipts”); (iv) warrants to purchase other securities of New Gold (“Warrants”); and (v) units composed of one or more of the other securities described in this prospectus (“Units”, and collectively with the Common Shares, Debt Securities, Subscription Receipts and Warrants, the “Securities”), during the 25 month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains valid. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

The specific variable terms of any offering of Securities will be set out in the applicable Prospectus Supplement including, where applicable: (i) in the case of Common Shares, the number of shares offered and the offering price (or the manner of determination thereof if offered on a non-fixed price basis); (ii) in the case of the Debt Securities, the specific designation of the Debt Securities, the seniority of such Debt Securities, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), the procedures for the exchange of Subscription Receipts for underlying Securities, the currency or currency unit in which the Subscription Receipts are issued and any other specific terms; (iv) in the case of Warrants, the designation, number and terms of the underlying Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; and (v) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units, the currency or currency unit in which the Units are issued and any other specific terms. A Prospectus Supplement may include other specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus.

New Gold has determined that, as of the date hereof, it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined under the heading “Well-Known Seasoned Issuer” below). All shelf information permitted under applicable laws to be omitted from this Prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to the Prospectus. See “Risk Factors”.

New Gold may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly subject to obtaining any required exemptive relief or through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, if any, engaged in connection with the offering and sale of Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including the proceeds to New Gold, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to New Gold. See “Plan of Distribution”.

The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) and on the NYSE American LLC (the “NYSE American”) under the symbol “NGD”. There is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors” below and the “Risk Factors” section of the applicable Prospectus Supplement.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance, including any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate, or to recognized market benchmark interest rates.

Subject to applicable laws, in connection with any offering of Securities, the underwriters, dealers or agents may over-allocate or effect transactions which stabilize or maintain the market price of the Securities at levels other than those which may prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those Securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”.

Any investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Risk Factors” below and the “Risk Factors” section of the applicable Prospectus Supplement.

New Gold is permitted, under the multi-jurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus and any Prospectus Supplement in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the United States.

Financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and, as a result, such financial statements may not be comparable to the financial statements of United States companies.

Prospective investors should be aware that the acquisition, holding and disposition of Securities may subject them to tax consequences in both the United States and Canada. This Prospectus may not describe these tax consequences fully. You should read the tax discussion contained in any applicable Prospectus Supplement and consult your own tax advisor with respect to your own particular circumstances.

-ii-

Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely because New Gold exists under the laws of the Province of British Columbia, Canada, some of its directors and officers and most of the experts named in this Prospectus are resident outside the United States, and most of its assets and a significant portion of the assets of those officers, directors and experts are located outside of the United States.

NONE OF THE CANADIAN SECURITIES REGULATORY AUTHORITIES, THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY UNITED STATES STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

No underwriter or dealer has been involved in the preparation of, or has performed any review of, this Prospectus.

-iii-

Notice to Readers

This Prospectus provides a general description of the Securities that New Gold may offer. Each time New Gold sells Securities under this Prospectus, New Gold will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below and in the applicable Prospectus Supplement under “Documents Incorporated by Reference”.

Investors should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. New Gold has not authorized anyone to provide investors with different or additional information. New Gold is not making an offer of Securities in any jurisdiction where the offer is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date on the front of those documents incorporated by reference therein or the applicable Prospectus Supplement, as applicable.

Unless New Gold has indicated otherwise, or the context otherwise requires, references in this Prospectus to “New Gold” or the “Company” refer to New Gold Inc. and, as applicable, its subsidiaries.

Cautionary Statement on Forward-Looking Information

This Prospectus, including the documents incorporated herein by reference, contains “forward-looking information” within the meaning of applicable Canadian securities laws and “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 (collectively referred to herein as “forward-looking information” or “forward-looking statements”). All statements in this Prospectus, other than statements of historical fact, which address events, results, outcomes or developments that New Gold expects to occur are “forward-looking statements”. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the use of forward-looking terminology such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “targeted”, “estimates”, “forecasts”, “intends”, “anticipates”, “projects”, “potential”, “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will be taken”, “occur” or “be achieved” or the negative connotation of such terms.

In particular, this Prospectus, including the documents incorporated herein by reference, contains forward-looking statements including, among others, statements with respect to: the proposed issuance of Securities pursuant to a corresponding Prospectus Supplement from time to time and the details thereof; New Gold’s expectations and guidance with respect to production, operational estimates, capital investment estimates and exploration expense estimates on a mine-by-mine and consolidated basis, and the assumptions underlying and factors and timing contributing to those expectations; the anticipated appointment of Mr. O’Brien as Chair upon Mr. Pearce’s retirement from New Gold’s board of directors and the successful transition thereof; successfully accomplishing commercial production from the C-Zone and commissioning of the underground gyrator crusher and conveyor system in the second half of 2024; successfully accessing and releasing additional higher grade ore from the open pit in the second half of 2024 at Rainy River (as defined under the heading “New Gold” below); expectations regarding strengthened production in the second half of 2024 and the anticipated percentage allocation of production at Rainy River; successfully decreasing all-in sustaining costs throughout 2024 at Rainy River; successfully achieving first ore from the underground Main Zone in the fourth quarter of 2024; the intended allocation of additional funds for exploration activities at Rainy River in 2024; successfully ramping up and achieving a steady-state underground production rate of approximately 5,500 tonnes per day by 2027 at Rainy River; successfully significantly increasing Rainy River gold production over the next three years; successfully increasing development rates at Rainy River throughout the year; successfully commencing infill drilling at Rainy River in the second quarter of 2024; successfully completing exploration drilling to extend the D-Zone resource envelope in the second quarter of 2024; successfully completing New Gold’s growth projects and achieving significant increase in production in coming years as a result thereof; the potential to successfully extend the New Afton mine (as defined under the heading “New Gold” below) life beyond 2030 and the Rainy River mine life beyond 2031 with minimal capital investment; successfully achieving C-Zone hydraulic radius in the second half of 2024; achieving a processing rate of more than 14,500 tonnes per day and significantly reducing unit operating costs per tonne at New Afton; successfully achieving high-capacity, low-cost, low-emission materials handling post fourth quarter 2024 for the remaining C-Zone life-of-mine; successfully completing the exploration drift at New Afton in the second quarter, with drilling commencing as expected in May, and the accelerated exploration efforts expected as a result thereof; successfully accomplishing the targeted sustainable production platform of 600,000 gold eq. ounces per year until at least 2030; planned activities in 2024 and future years at the Rainy River mine and New Afton mine, including planned development and exploration activities, and projected accuracy of timing and related expenses; the current and future financial performance of New Gold as it relates to the prevailing price of gold; the continuation of prevailing commodity prices and exchange rates; the continuation of operations performing in accordance with mine plans; anticipated factors impacting New Gold’s liquidity and the continued review thereof; New Gold’s ability to implement its near-term operational plan and to repay current and future indebtedness; planned continued advancement of C-Zone development at New Afton and the significant capital expenditures expected to result therefrom; New Gold’s expectations regarding its liquidity position and its ability to fund its business objectives; the anticipated timing with respect to New Gold’s contractual commitments becoming due; the sufficiency of New Gold’s financial performance measures in evaluating the underlying performance of the Company; expectations that foreign exchange forward contracts will continue into the remainder of 2024; expectations regarding the management and mitigation of risk factors and the possible impacts on New Gold; and New Gold’s continued focus on the health, safety and well-being of its people.

All forward-looking statements in this Prospectus and the documents incorporated by reference herein are based on the opinions and estimates of management as of the date such statements are made and are subject to important risk factors and uncertainties, many of which are beyond New Gold’s ability to control or predict. Certain material assumptions regarding such forward-looking statements are discussed in the Annual Information Form, Annual Management’s Discussion and Analysis and Interim Management’s Discussion and Analysis (as each such term is defined under the heading “Documents Incorporated by Reference” below) and its Technical Reports (as defined in the Annual Information Form) filed on SEDAR+ (www.sedarplus.ca) and EDGAR (www.sec.gov). In addition to, and subject to, assumptions discussed in more detail elsewhere, the forward-looking statements in this Prospectus are also subject to the following assumptions: (i) there being no significant disruptions affecting New Gold’s operations, including material disruptions to New Gold’s supply chain, workforce or otherwise; (ii) political and legal developments in jurisdictions where New Gold operates, or may in the future operate, being consistent with New Gold’s current expectations; (iii) the accuracy of New Gold’s current mineral reserve and mineral resource estimates and the grade of gold, silver and copper expected to be mined; (iv) the exchange rate between the Canadian dollar and U.S. dollar and, to a lesser extent, the Mexican peso, and commodity prices being approximately consistent with current levels and expectations for the purposes of 2024 guidance and otherwise; (v) prices for diesel, natural gas, fuel oil, electricity and other key supplies being approximately consistent with current levels; (vi) equipment, labour and materials costs increasing on a basis consistent with New Gold’s current expectations; (vii) arrangements with First Nations and other Indigenous groups in respect of the New Afton mine and the Rainy River mine being consistent with New Gold’s current expectations; (viii) all required permits, licenses and authorizations being obtained from the relevant governments and other relevant stakeholders within the expected timelines and the absence of material negative comments or obstacles during the applicable regulatory processes; and (ix) the results of the life of mine plans for the Rainy River mine and the New Afton mine being realized.

Forward-looking statements are necessarily based upon a number of estimates and assumptions including material estimates and assumptions related to the factors set forth below that, while considered reasonable by New Gold as at the date of this Prospectus in light of management’s experience and perception of current conditions and expected developments, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements and undue reliance should not be placed on such statements and information. Such factors include, without limitation: price volatility in the spot and forward markets for metals and other commodities; discrepancies between actual and estimated production, actual and estimated costs, actual and estimated mineral reserves and mineral resources and actual and estimated metallurgical recoveries; equipment malfunction, failure or unavailability; accidents; risks related to early production at the Rainy River mine, including failure of equipment, machinery, the process circuit or other processes to perform as designed or intended; the speculative nature of mineral exploration and development, including the risks of obtaining and maintaining the validity and enforceability of the necessary licenses and permits and complying with the permitting requirements of each jurisdiction in which New Gold operates, including, but not limited to: uncertainties and unanticipated delays associated with obtaining and maintaining necessary licenses, permits and authorizations and complying with permitting requirements; changes in project parameters as plans continue to be refined; changing costs, timelines and development schedules as it relates to construction; New Gold not being able to complete its construction projects at the Rainy River mine or the New Afton mine on the anticipated timeline or at all; volatility in the market price of New Gold’s securities; changes in national and local government legislation in the countries in which New Gold does or may in the future carry on business; controls, regulations and political or economic developments in the countries in which New Gold does or may in the future carry on business; compliance with public company disclosure obligations; New Gold’s dependence on the Rainy River mine and New Afton mine; New Gold not being able to complete its exploration drilling programs on the anticipated timeline or at all; inadequate water management and stewardship; tailings storage facilities and structure failures; failing to complete stabilization projects according to plan; geotechnical instability and conditions; disruptions to New Gold’s workforce at either the Rainy River mine or the New Afton mine, or both; significant capital requirements and the availability and management of capital resources; additional funding requirements; diminishing quantities or grades of mineral reserves and mineral resources; actual results of current exploration or reclamation activities; uncertainties inherent to mining economic studies including the Technical Reports; impairments; unexpected delays and costs inherent to consulting and accommodating rights of First Nations and other Indigenous groups; climate change, environmental risks and hazards and New Gold’s response thereto; ability to obtain and maintain sufficient insurance; fluctuations in the international currency markets and in the rates of exchange of the currencies of Canada, the United States and, to a lesser extent, Mexico; global economic and financial conditions and any global or local natural events that may impede the economy or New Gold’s ability to carry on business in the normal course; inflation; compliance with debt obligations and maintaining sufficient liquidity; the responses of relevant governments to any disease, epidemic or pandemic outbreak not being sufficient to contain the impact of such outbreak; disruptions to New Gold’s supply chain and workforce due to any disease, epidemic or pandemic outbreak; an economic recession or downturn as a result of any disease, epidemic or pandemic outbreak that materially adversely affects the Company’s operations or liquidity position; taxation; fluctuation in treatment and refining charges; transportation and processing of unrefined products; rising costs or availability of labour, supplies, fuel and equipment; adequate infrastructure; relationships with communities, governments and other stakeholders; labour disputes; effectiveness of supply chain due diligence; the uncertainties inherent in current and future legal challenges to which New Gold is or may become a party; defective title to mineral claims or property or contests over claims to mineral properties; competition; loss of, or inability to attract, key employees; use of derivative products and hedging transactions; reliance on third-party contractors; counterparty risk and the performance of third party service providers; investment risks and uncertainty relating to the value of equity investments in public companies held by New Gold from time to time; the success of the Company being dependent on significant capital investment; the adequacy of internal and disclosure controls; conflicts of interest; the lack of certainty with respect to foreign operations and legal systems, which may not be immune from the influence of political pressure, corruption or other factors that are inconsistent with the rule of law; the successful acquisitions and integration of business arrangements and realizing the intended benefits therefrom; and information systems security threats. In addition, there are risks and hazards associated with the business of mineral exploration, development, construction, operation and mining, including but not limited to environmental events and hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance or inability to obtain insurance to cover these risks).

These uncertainties and contingencies can affect New Gold’s actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, New Gold. Readers are cautioned that forward-looking statements are not guarantees of future performance. For additional information with respect to New Gold’s risk factors, reference should be made to the section of this Prospectus entitled “Risk Factors”, to the documents incorporated herein by reference and to New Gold’s continuous disclosure materials filed from time to time with Canadian and United States securities regulatory authorities. Specific reference is made to the most recent Form 40-F and Annual Information Form, Annual Management’s Discussion and Analysis and Interim Management’s Discussion and Analysis on file with the SEC and Canadian securities regulatory authorities for a more detailed discussion of some of the factors underlying forward-looking statements and the risks that may affect New Gold’s ability to achieve the expectations set forth in the forward-looking statements contained in this Prospectus.

All forward-looking information in this Prospectus and in the documents incorporated herein by reference is qualified in its entirety by the above cautionary statements and New Gold disclaims any intention or obligation to update or revise any oral or written forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Use of Non-GAAP Financial Measures

This Prospectus, including the documents incorporated herein by reference, contains non-GAAP financial measures including “total cash costs” or “cash costs”, “sustaining capital and sustaining leases”, “growth capital”, “all-in sustaining costs” or “AISC”, “adjusted net earnings/(loss)”, “adjusted net earnings/(loss) per share”, “adjusted tax expense (recovery)”, “cash generated from operations before changes in non-cash operating working capital”, “free cash flow” “average realized price per gold ounce or copper pound sold”, “open pit net mining cost per operating tonne mined”, “underground net mining costs per operating tonne mined”, “processing costs per tonne processed” and “G&A costs per tonne”. For a detailed description of each of the non-GAAP measures used in this Prospectus, including the documents incorporated herein by reference, and a detailed reconciliation to the most directly comparable measure under IFRS as issued by IASB, refer to the “Non-GAAP Financial Performance Measures” section of the Annual Management’s Discussion and Analysis (as defined under the heading “Documents Incorporated by Reference” below) on pages 32 to 45 and on pages 27 to 37 of the Interim Management’s Discussion and Analysis. The non-GAAP financial measures set out in this Prospectus, including the documents incorporated herein by reference, are intended to provide additional information to investors and do not have any standardized meaning under IFRS as issued by IASB, and therefore may not be comparable to other issuers, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS as issued by IASB.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

New Gold is permitted under the multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus, including the documents incorporated by reference herein and any Prospectus Supplement, in accordance with the requirements of Canadian securities law, which differ from the requirements of United States securities laws. Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS as issued by IASB and thus may not be comparable to financial statements of United States companies.

New Gold’s mineral reserves and mineral resources have been estimated as at December 31, 2023 in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) as required by Canadian securities regulatory authorities.

NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 differs significantly from the disclosure requirements of the SEC generally applicable to United States companies. For example, the terms “mineral reserve”, “proven mineral reserve”, “probable mineral reserve”, “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in NI 43-101. These definitions differ from the definitions in the disclosure requirements promulgated by the SEC.

Accordingly, information contained in this Prospectus and the documents incorporated by reference will not be comparable to similar information made public by United States companies reporting pursuant to SEC disclosure requirements.

In addition, United States investors are cautioned not to assume that any part or all of New Gold’s mineral resources constitute or will be converted into reserves. These terms have a great amount of uncertainty as to their economic and legal feasibility. Accordingly, United States investors are cautioned not to assume that any “measured”, “indicated”, or “inferred” mineral resources that New Gold reports in this Prospectus are or will be economically or legally mineable.

Enforceability of Certain Civil Liabilities

New Gold is a company existing under the laws of the Province of British Columbia, Canada. Most of New Gold’s assets are located outside of the United States. In addition, some of New Gold’s directors and officers and most of the experts named in this Prospectus are resident outside the United States, and a significant portion of their respective assets are located outside of the United States. New Gold has appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of the Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon New Gold’s civil liability and the civil liability of its directors and officers and experts under United States federal securities laws.

New Gold has filed with the SEC, concurrently with the registration statement on Form F-10, of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, New Gold has appointed CT Corporation System, 28 Liberty Street, New York, New York, United States 10005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against New Gold in a United States court arising out of or related to or concerning the offering of the Securities under the registration statement.

Additionally, it might be difficult for shareholders to enforce judgments of the United States courts based solely upon civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States in a Canadian court against New Gold or any of its non-U.S. resident directors, officers or the experts named in this Prospectus or to bring an original action in a Canadian court to enforce liabilities based on the United States federal or state securities laws against such persons.

Some of New Gold’s directors, being Nicholas Chirekos, Gillian Davidson, Thomas J. McCulley and Richard O’Brien, reside outside of Canada and each has appointed New Gold Inc., Brookfield Place, Suite 3320, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3 as agent for service of process. Investors are advised that it may not be possible to enforce judgments obtained in Canada against any person that resides outside of Canada, even if such person has appointed an agent for service of process.

Currency PRESENTATION and Exchange Rate Information

This Prospectus contains references to United States dollars and Canadian dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars. References to “US$” are to United States dollars and references to “$” and “C$” are to Canadian dollars. The following table shows, for the periods and dates indicated, certain exchange rate information for one United States dollar expressed in Canadian dollars. Except as indicated below, the information is based on the average daily exchange rate as reported by the Bank of Canada. Such average daily exchange rate on May 10, 2024 was C$1.3665 = US$1.00.

	Period End	Average	Low	High

	(C$ per US$)
Year ended December 31,
2023	1.3226	1.3497	1.3128	1.3875
2022	1.3544	1.3013	1.2451	1.3856

Three months ended March 31,
2024	1.3555	1.3488	1.3316	1.3593
2023	1.3533	1.3525	1.3312	1.3807

Documents Incorporated by Reference

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar regulatory authorities in each of the provinces and territories of Canada (other than Quebec) and filed with, or furnished to, the SEC. New Gold’s disclosure documents listed below and filed with the appropriate securities commissions or similar regulatory authorities in each of the provinces and territories of Canada (other than Quebec) and filed with or furnished to the SEC are specifically incorporated by reference into and form an integral part of this Prospectus:

•	the annual information form dated February 21, 2024 (the “Annual Information Form”) for the financial year ended December 31, 2023;

•	the annual audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022, together with the reports of the independent registered public accounting firm thereon and the notes thereto (the “Annual Financial Statements”);

•	the management’s discussion and analysis for the year ended December 31, 2023 (the “Annual Management’s Discussion and Analysis”);

•	the management information circular dated March 28, 2024 prepared in connection with the annual general and special meeting of New Gold’s shareholders to be held on May 14, 2024;

•	the unaudited condensed interim consolidated financial statements as at and for the three months ended March 31, 2024, together with the notes thereto (the “Interim Financial Statements”); and

•	the management’s discussion and analysis for the three months ended March 31, 2024 (the “Interim Management’s Discussion and Analysis”).

Any document of the type referred to above, including any material change report (other than any confidential material change report), any business acquisition report, any Prospectus Supplements disclosing additional or updated information, and any “template version” of “marketing materials” (each as defined in National Instrument 41-101 – General Prospectus Requirements) subsequently filed by New Gold with such securities commissions or regulatory authorities in Canada (other than Quebec) after the date of this Prospectus, and prior to the termination of the distribution under this Prospectus, shall be deemed to be incorporated by reference into this Prospectus.

In addition, any document or information incorporated by reference in this Prospectus filed by New Gold with, or furnished by New Gold to, the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Prospectus and prior to the date that is 25 months from the date hereof shall be deemed to be incorporated by reference into the registration statement of which this Prospectus forms a part. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to New Gold and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated herein by reference and therein. New Gold’s current reports on Form 6-K and annual reports on Form 40-F are available on the SEC’s EDGAR website at www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated herein by reference, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

When New Gold files a new annual information form and audited consolidated financial statements and related management’s discussion and analysis with and, where required, they are accepted by, the applicable securities regulatory authorities during the time that this Prospectus is valid, the previous annual information form, the previous audited consolidated financial statements and related management discussion and analysis and all unaudited interim consolidated financial statements and related management’s discussion and analysis for such periods and all material change reports and business acquisition report filed prior to the commencement of New Gold’s financial year in which the new annual information form is filed will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon new interim financial statements and the accompanying management’s discussion and analysis being filed by New Gold with the applicable securities regulatory authorities during the term of this Prospectus, all interim financial statements and accompanying management’s discussion and analysis filed prior to the filing of the new interim financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. In addition, upon a new information circular prepared in connection with an annual meeting of New Gold being filed with the applicable securities regulatory authorities during the time that this Prospectus is valid, the previous information circular prepared in connection with the prior annual meeting of New Gold will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. The defined terms above shall be deemed to refer to such new financial statements or management’s discussion and analysis.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities, will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements is available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the distribution of the Securities to which the Prospectus Supplement pertains.

In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” of “marketing materials” (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution of such Securities and before the termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of New Gold at Brookfield Place, Suite 3320, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3, (416) 324-6000. These documents are also available through the Internet on SEDAR+, which can be accessed at www.sedarplus.ca, and EDGAR, which can be accessed at www.sec.gov. The information contained on, or accessible through, New Gold’s website or any of the websites listed below is not incorporated by reference into this Prospectus and is not, and should not be considered to be, a part of this Prospectus, unless it is explicitly so incorporated.

Where you can Find Additional Information

In addition to New Gold’s continuous disclosure obligations under the securities laws of the provinces and territories of Canada, New Gold is subject to the informational requirements of the Exchange Act and in accordance therewith files and furnishes reports and other information with the SEC. Under the multi-jurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, New Gold is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and New Gold’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Some of the documents that New Gold files with or furnishes to the SEC are electronically available from the SEC’s Electronic Document Gathering and Retrieval system, which is commonly known by the acronym “EDGAR”, and may be accessed at www.sec.gov.

New Gold has filed with the SEC a registration statement on Form F-10 under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), with respect to the Securities offered by this Prospectus. This Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to New Gold and the Securities offered in this Prospectus, reference is made to the registration statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference. See “Documents Filed as Part of the Registration Statement”.

Presentation of Financial Information

New Gold presents its consolidated financial statements in United States dollars and its consolidated financial statements are prepared in accordance with IFRS as issued by the IASB. Unless otherwise indicated, financial information included or incorporated by reference in this Prospectus has been prepared in accordance with IFRS as issued by IASB. As a result, certain financial information included or incorporated by reference in this Prospectus may not be comparable to financial information prepared by companies in the United States. Certain calculations included in tables and other figures in this Prospectus have been rounded for clarity of presentation.

Risk Factors

An investment in the Securities involves certain risks. A prospective purchaser of Securities should carefully consider the risks and uncertainties described in the documents incorporated by reference into this Prospectus (including subsequently filed documents incorporated by reference into this Prospectus) and, if applicable, those described in a Prospectus Supplement relating to a specific offering of Securities. Discussions of certain risks and uncertainties affecting New Gold’s business are provided in its Annual Information Form, Annual Management’s Discussion and Analysis and Interim Management’s Discussion and Analysis (or, as applicable, New Gold’s annual information form and management’s discussion and analysis for subsequent periods), each of which is incorporated by reference into this Prospectus. Additional risks not presently known to New Gold or that New Gold currently considers immaterial may also materially and adversely affect the Company. If any of the events identified in these risks and uncertainties were to actually occur, New Gold’s business, financial condition or results of operations could be materially harmed.

In addition, prospective purchasers of Securities should carefully consider, in light of their own financial circumstances, the risk factors set out below, as well as the other information contained in this Prospectus (including the documents incorporated herein by reference) and in all subsequently filed documents incorporated by reference and those described in a Prospectus Supplement relating to a specific offering of Securities, before making an investment decision.

There is no existing public market for the Securities (other than Common Shares) and a market may not develop.

There is currently no market through which the Securities (other than Common Shares) may be sold and purchasers of such Securities may not be able to resell such Securities purchased under this Prospectus. There can be no assurance that an active trading market will develop for the Securities (other than Common Shares) after an offering or, if developed, that such market will be sustained. This may affect the pricing of the Securities (other than Common Shares) in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The public offering prices of the Securities may be determined by negotiation between New Gold and underwriters, dealers or agents based on several factors and may bear no relationship to the prices at which the Securities will trade in the public market subsequent to such offering, if any public market develops. See “Plan of Distribution”.

Shareholders may face potential dilution.

New Gold’s notice of articles and articles of incorporation allow New Gold to issue an unlimited number of Common Shares for such consideration and on such terms and conditions as shall be established by New Gold’s board of directors, in many cases, without the approval of New Gold’s shareholders. New Gold may issue Common Shares in public or private offerings (including through the sale of Securities convertible into or exchangeable for Common Shares) and on the exercise of stock options or other securities exercisable for Common Shares. New Gold may also issue Common Shares to finance, or as consideration for, future acquisitions and other projects or in connection with the establishment or development of strategic relationships. Any such future issuances of Common Shares could be significant, and New Gold cannot predict the effect that future issuances and sales of Common Shares will have on the market price of the Common Shares. Issuances of a substantial number of additional Common Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for Common Shares. With any additional issuance of Common Shares, investors will suffer dilution to their voting power, and New Gold may experience dilution in its earnings per share.

ABOUT New Gold

New Gold is a Canadian-focused intermediate gold mining company engaged in the exploration, development and operation of mineral properties. New Gold currently has the following interests in mines: (i) a 100% interest in the Rainy River gold mine in Ontario, Canada (“Rainy River” or the “Rainy River mine”), and (ii) a 100% interest in the New Afton copper-gold mine in British Columbia, Canada (“New Afton” or the “New Afton mine”). New Gold also holds a 100% interest in the Cerro San Pedro gold-silver mine in San Luis Potosí, Mexico, which transitioned to the post-closure phase at the beginning of 2024. New Gold has been engaged in the acquisition, exploration and development of natural resource properties since 1980. New Gold’s current structure arose through two accretive business combinations in mid-2008 and mid-2009. New Gold is continually working to maximize shareholder value through diversified production, maintaining an attractive risk profile and enhancing growth potential in a safe and an environmentally and socially responsible manner. The Company also holds Canadian-focused investments.

New Gold is a company formed under the Business Corporations Act (British Columbia). Originally, New Gold was incorporated on January 31, 1980 as DRC Resources Corporation under the Company Act (British Columbia) and was transitioned on May 10, 2005 under the Business Corporations Act (British Columbia). On May 4, 2005, the shareholders of the Company passed a special resolution to remove the pre-existing company provisions and adopt new articles. On June 1, 2005, the Company changed its name to New Gold Inc. Effective January 1, 2012, New Gold amalgamated with its wholly-owned subsidiaries Silver Quest Resources Ltd., Geo Minerals Ltd. and Richfield Ventures Corp. Effective October 1, 2014, New Gold amalgamated with its wholly-owned subsidiaries Rainy River Resources Ltd. and 0608457 B.C. Ltd. On January 1, 2016, New Gold amalgamated with its wholly-owned subsidiaries Peak Gold Ltd. and New Gold Bayfield Corp. Following each such amalgamation, the amalgamated company continued as New Gold Inc.

New Gold’s corporate office is located at Brookfield Place, Suite 3320, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3. New Gold’s registered office is located at 1600 – 925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2.

Share Structure

New Gold’s authorized share capital consists of an unlimited number of Common Shares. As of May 10, 2024, New Gold had 690,079,951 Common Shares issued and outstanding.

Consolidated Capitalization

There have been no material changes in the share and loan capital of New Gold, on a consolidated basis, since March 31, 2024, the date of the New Gold’s most recently filed financial statements.

Earnings Coverage Ratios

The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

Use of Proceeds

The use of proceeds from the issue and sale of specific Securities pursuant to this Prospectus will be described in the Prospectus Supplement relating to the issuance and sale of such Securities.

Dividends

To date, New Gold has not paid dividends on its Common Shares. New Gold currently intends to retain future earnings, if any, for use in its business and does not, at this time, anticipate paying dividends on its Common Shares. Any determination to pay any future dividends will remain at the discretion of New Gold’s board of directors and will be made taking into account its financial condition and other factors deemed relevant by the board. Further, pursuant to debt instruments of New Gold in place from time to time, New Gold may, in certain circumstances, be required to obtain consent from lenders prior to declaring dividends.

Description of Securities Offered

Common Shares

Holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Company, and to attend and to cast one vote per Common Share at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election.

Holders of Common Shares are entitled to receive on a pro-rata basis such dividends, if any, as and when declared by the Company’s board of directors at its discretion from funds legally available therefor and, on the liquidation, dissolution or winding up of the Company, are entitled to receive on a pro-rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of Common Shares with respect to dividends or liquidation. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights.

Debt Securities

In this description of Debt Securities, “New Gold” or the “Company” refer to New Gold Inc., but not to its subsidiaries. This section describes the general terms that will apply to any Debt Securities issued pursuant to this Prospectus. New Gold may issue Debt Securities in one or more series under an indenture to be entered into between New Gold and one or more trustees that will be named in a Prospectus Supplement for a series of Debt Securities. Such indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of indenture relating to the Debt Securities has been filed as an exhibit to New Gold’s registration statement filed with the SEC and will be filed with the securities regulatory authorities in provinces and territories of Canada when it is entered into. The following description sets forth certain general terms and provisions of the Debt Securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and the terms of the Debt Securities, once it has been entered into. If Debt Securities are issued, New Gold will describe in the applicable Prospectus Supplement the particular terms and provisions of any series of the Debt Securities and a description of how the general terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should rely on information in the applicable Prospectus Supplement and not on the following information to the extent that the information in such Prospectus Supplement is different from the following information.

Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of New Gold. New Gold may also issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

The applicable Prospectus Supplement for any series of Debt Securities that New Gold offers will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

•	the title of the Debt Securities;

•	whether payment on the Debt Securities will be senior or subordinated to, or rank pari passu with, other liabilities or obligations of New Gold;

•	the aggregate principal amount of the Debt Securities;

•	the percentage of principal amount at which the Debt Securities will be issued;

•	the date or dates, or the methods by which such dates will be determined or extended, on which New Gold will pay the principal and any premium on the Debt Securities and the portion (if less than the principal amount) of Debt Securities to be payable upon a declaration of acceleration of maturity;

•	whether the Debt Securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which New Gold will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•	whether New Gold will be obligated to redeem or repurchase the Debt Securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

•	whether New Gold may redeem the Debt Securities at its option and the terms and conditions of any such redemption;

•	the events of default and covenants applicable to the Debt Securities;

•	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

•	whether New Gold will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

•	the denominations in which New Gold will issue any registered Debt Securities;

•	the place or places New Gold will pay principal, premium, if any, and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer or exchange;

•	whether New Gold will make payments on the Debt Securities in a currency or currency unit other than U.S. dollars or by delivery of its Common Shares or other property;

•	material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Debt Securities;

•	whether payments on the Debt Securities will be payable with reference to any index or formula;

•	whether the payment of the Debt Securities will be guaranteed by any other person;

•	whether New Gold will issue the Debt Securities as unregistered securities (with or without coupons), registered securities or both; and

•	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

New Gold may issue Debt Securities with terms different from those of Debt Securities previously issued.

Modifications

New Gold may modify the indenture without the consent of the holders of the Debt Securities to cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions, in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any. Other amendment provisions will be as indicated in the applicable Prospectus Supplement.

Subscription Receipts

Subscription Receipts may be offered separately or together with Common Shares, Debt Securities or Warrants, as the case may be. Subscription Receipts will be issued under a subscription receipt agreement (a “Subscription Receipt Agreement”) that will be entered into between New Gold and the escrow agent (the “Escrow Agent”) at the time of issuance of the Subscription Receipts. Each Escrow Agent will be a financial institution authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.

Terms of the Subscription Receipts

The Subscription Receipt Agreement will provide each initial Canadian purchaser of Subscription Receipts with a non-assignable contractual right of rescission following the issuance of any underlying Securities to such purchaser upon the exchange of the Subscription Receipts if this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment hereto or thereto contains a misrepresentation, as such term is defined in the Securities Act (Ontario). This contractual right of rescission will entitle such initial Canadian purchaser to receive the amount paid for the Subscription Receipts upon surrender of the underlying Securities issued in exchange therefor, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission will not extend to any holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser on the open market or otherwise.

The applicable Prospectus Supplement will include details of the Subscription Receipt Agreement covering the Subscription Receipts being offered. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. A copy of the Subscription Receipt Agreement will be filed by New Gold with securities regulatory authorities in the provinces and territories of Canada and the United States after it has been entered into by New Gold and will be available on its SEDAR+ profile at www.sedarplus.ca and on EDGAR at www.sec.gov.

This section describes the general terms that will apply to any Subscription Receipts being offered. The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of such terms. The particular terms of each issue of Subscription Receipts that will be described in the related Prospectus Supplement will include, where applicable:

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered;

•	conditions (the “Release Conditions”) for the exchange of Subscription Receipts into underlying Securities, and the consequences of such conditions not being satisfied;

•	the procedures for the exchange of the Subscription Receipts into underlying Securities;

•	the number of underlying Securities to be exchanged for each Subscription Receipt;

•	the currency or currency unit for which Subscription Receipts may be purchased and the aggregate principal amount, currency or currencies, denominations and terms of the series of underlying Securities that may be exchanged upon exercise of each Subscription Receipt;

•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	the dates or periods during which the Subscription Receipts may be exchanged into underlying Securities;

•	the identity of the Escrow Agent;

•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (the “Escrowed Funds”) pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to New Gold upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

•	procedures for the payment by the Escrow Agent to holders of such Subscription Receipts of an amount equal to all or a portion of the subscription price of their Subscription Receipts, plus any additional amounts provided for in the Subscription Receipt Agreement, if the Release Conditions are not satisfied;

•	the securities exchange(s) on which the Subscription Receipts will be listed, if any; and

•	any other material terms and conditions of the Subscription Receipts.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the underlying Securities to be received on the exchange of the Subscription Receipts.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to New Gold (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive payment of an amount equal to all or a portion of the subscription price for their Subscription Receipts, plus any additional amounts provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or by way of consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement. The Subscription Receipt Agreement will also specify that New Gold may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Warrants

The following sets forth certain general terms and provisions of the Warrants. New Gold may issue Warrants for the purchase of Common Shares, Debt Securities or other Securities. Warrants may be issued independently or together with Common Shares, Debt Securities, Subscription Receipts or other Securities offered by any Prospectus Supplement and may be attached to, or separate from, any such offered Securities. Each series of Warrants will be issued under a warrant agreement between New Gold and a warrant agent that New Gold will name in the applicable Prospectus Supplement.

Terms of the Warrants

Each initial Canadian purchaser of Warrants that are exercisable within 180 days of the date of purchase will have a non-assignable contractual right of rescission following the issuance of any securities to such purchaser upon the exercise of the Warrants if this Prospectus, the Prospectus Supplement under which the Warrants are offered, or any amendment hereto or thereto contains a misrepresentation, as such term is defined in the Securities Act (Ontario). This contractual right of rescission will entitle such initial Canadian purchaser to receive the amount paid for the Warrants upon surrender of the securities issued on the exercise thereof, including any amount paid by such original holder in connection with such exercise, provided that such remedy for rescission is exercised within 180 days from the date of the purchase of such Warrants under the applicable Prospectus Supplement. This right of rescission will not extend to any holders of Warrants who acquire such Warrants from an initial purchaser on the open market or otherwise.

The applicable Prospectus Supplement will include details of the warrant agreement(s) covering the Warrants being offered. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. A copy of the warrant agreement will be filed by New Gold with securities regulatory authorities in the provinces and territories of Canada and the United States after it has been entered into by New Gold and will be available on New Gold’s SEDAR+ profile at www.sedarplus.ca.

This section describes the general terms that will apply to any Warrants being offered. The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of such terms. The particular terms of each issue of Warrants that will be described in the related Prospectus Supplement will include, where applicable:

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the Common Shares, Debt Securities or other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any securities with which the Warrants are issued;

•	if the Warrants are issued as a Unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•	the currency or currency unit in which the exercise price is denominated;

•	whether such Warrants will be subject to redemption or call, and if so, the terms of such redemption or call provisions;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	any rights, privileges, restrictions and conditions attaching to the Warrants; and

•	any other specific terms.

Modifications

New Gold may amend any warrant agreement and the Warrants without the consent of the holders of the Warrants in certain circumstances including to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants. A more detailed description of the amendment provisions will be included in the applicable Prospectus Supplement.

Enforceability

The warrant agent will act solely as agent of New Gold. The warrant agent will not have any duty or responsibility if New Gold defaults under the warrant agreements or the warrant certificates. A Warrant holder may, without the consent of the warrant agent, enforce, by appropriate legal action on its own behalf, the holder’s right to exercise the holder’s Warrants.

Units

The following sets forth certain general terms and provisions of the Units. New Gold may issue Units composed of one or more of the other Securities in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

Terms of the Units

Any Prospectus Supplement for Units supplementing this Prospectus will contain the terms and other information with respect to the Units being offered thereby, including, where applicable:

•	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•	how, for income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities;

•	the currency or currency units in which the Units may be purchased and the underlying Securities denominated;

•	the securities exchange(s) on which such Units will be listed, if any; and

•	any other specific terms of the Units and the underlying Securities.

The preceding description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

Modifications

New Gold may amend the unit agreement and the Units, without the consent of the holders of the Units, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Units. Other amendment provisions will be as indicated in the applicable Prospectus Supplement.

Prior Sales

Prior sales information will be provided, as required, in each Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

Trading Prices and Volumes

Trading prices and volumes of the Common Shares will be provided, as required, in each Prospectus Supplement to this Prospectus.

Plan of Distribution

New Gold may offer and sell the Securities, separately or together, to or through one or more underwriters or dealers, purchasing as principals for public offering and sale by them, and may also sell Securities to one or more other purchasers directly or through agents. Securities sold to the public pursuant to this Prospectus may be offered and sold exclusively in Canada (other than in Quebec) or the United States, or in both jurisdictions. The Prospectus Supplement relating to an offering of Securities will indicate the jurisdiction or jurisdictions in which such offering is being made to the public. Each Prospectus Supplement will set out the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the Securities (or the manner of determination thereof if offered on a non-fixed price basis), and the proceeds to New Gold from the sale of the Securities. Only underwriters, dealers or agents so named in the Prospectus Supplement are deemed to be underwriters, dealers or agents, as the case may be, in connection with the Securities offered thereby.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters, dealers or agents will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters, dealers or agents to New Gold.

Underwriters, dealers or agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law.

If underwriters or dealers purchase Securities as principals, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters or dealers to purchase those Securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

The Securities may also be sold directly by New Gold in accordance with applicable securities laws at prices and upon terms agreed to by the purchaser and New Gold, or through agents designated by New Gold, from time to time. Any agent involved in the offering and sale of Securities pursuant to a particular Prospectus Supplement will be named, and any commissions payable by New Gold to that agent will be set forth in such Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from New Gold in the form of commissions, concessions and discounts. Any such commissions payable by New Gold may be paid out of its general funds or the proceeds of the sale of Securities. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with New Gold to indemnification by New Gold against certain liabilities, including liabilities under applicable securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may engage in transactions with, or perform services for, New Gold in the ordinary course of business.

In connection with any offering of Securities, the applicable Prospectus Supplement will set forth any intention by the underwriters, dealers or agents to over-allocate or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those Securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.

Certain Income Tax Considerations

The applicable Prospectus Supplement may describe certain material Canadian federal income tax consequences to an investor of the acquisition, ownership and disposition of any Securities offered thereunder. The applicable Prospectus Supplement may also describe certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of any Securities offered thereunder by an investor who is a United States person.

Legal Matters

Unless otherwise specified in a Prospectus Supplement relating to a specific offering of Securities, certain legal matters relating to the offering of Securities will be passed upon on New Gold’s behalf by Davies Ward Phillips & Vineberg LLP in relation to Canadian law and by Paul, Weiss, Rifkind, Wharton and Garrison LLP in relation to United States law. As of the date hereof, partners and associates of Davies Ward Phillips & Vineberg LLP own beneficially, directly or indirectly, less than 1% of any of New Gold’s securities or the securities of any of New Gold’s associates or affiliates.

CEASE TRADE ORDERS OR BANKRUPTCIES

As at the date of this Prospectus, no director or officer of the Company is, or has been within the past ten years, a director, chief executive officer or chief financial officer of any company (including New Gold) that:

(i)     was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days (collectively, an “Order”), that was issued while the director or officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)     was subject to an Order that was issued after the director or officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while the director or officer was acting in the capacity as director, chief executive officer or chief financial officer.

As at the date of this Prospectus, other than as stated below, no director or officer of the Company:

(i)     is, or has been within the past ten years, a director or executive officer of any company (including New Gold) that, while the director or officer was acting in that capacity, or within a year of the director or officer ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

(ii)     has, within the past ten years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director or officer; or

(iii)    has been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable shareholder in making an investment decision.

Patrick Godin was a director and the President and Chief Executive Officer of Stornoway Diamond Corporation (“Stornoway”), a Canadian diamond exploration and production company based in Longueil, Quebec, until November 1, 2020. On September 9, 2019, Stornoway and its subsidiaries filed and obtained an initial order from the Superior Court of Quebec (Commercial Division) (“Quebec Superior Court”) for protection under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”) to restructure its business and financial affairs. Under the terms of the initial order, Deloitte Restructuring Inc. was appointed as monitor to oversee the CCAA proceedings and report to the Quebec Superior Court.

Stornoway received notice of delisting review by the Toronto Stock Exchange on August 22, 2019, and Stornoway’s securities were delisted from the Toronto Stock Exchange effective at the close of market on October 18, 2019. The CCAA process was concluded by order of the Superior Court of Quebec in November 2019 and Stornoway’s operating subsidiary emerged from such process, continuing its operations on a going concern basis after the successful implementation of Stornoway’s restructuring transactions. In November 2019, Stornoway made a voluntary assignment into bankruptcy pursuant to the Bankruptcy and Insolvency Act (Canada).

Gillian Davidson was a director of Lydian International Limited (“Lydian”) until March 2020. Lydian and certain of its subsidiaries were granted protection under the CCAA on December 23, 2019 and entered into a plan of arrangement with its secured creditors on June 15, 2020. The plan was implemented on July 6, 2020 pursuant to a sanction and interim order. The Ontario Securities Commission issued a cease trade order against Lydian on June 9, 2020 for failing to file its periodic disclosure for the period ending March 31, 2020. The cease trade order remains in effect and will remain in effect until the dissolution and wind up of Lydian is completed.

Interests of Qualified Persons

Each of Alexander Alousis, Kenneth Bocking, Yohann Bouchard, Jason Chiasson, Andrew Croal, Charles Gagnon, Holger Krutzelmann, Eric Lecomte, Normand L. Lecuyer, Michele Della Libera, Francis J. McCann, Vincent Nadeau-Benoit, Dinara Nussipakynova, Joshua Parsons, David W. Rennie, Edward Saunders, Mohammad Taghimohammadi, Justin Taylor, Luis Vasquez, Sitotaw Yirdaw and Andre Zerwer is a person who has reviewed or supervised the preparation of information upon which certain scientific and technical information relating to New Gold’s mineral properties contained or incorporated by reference in this Prospectus is based. None of such persons received or will receive a direct or indirect interest in any property of New Gold or any of its associates or affiliates. As of the date hereof, each of such persons owns beneficially, directly or indirectly, less than 1% of any outstanding class of securities of New Gold. Each of Alexander Alousis, Yohann Bouchard, Jason Chiasson, Andrew Croal, Michele Della Libera, Vincent Nadeau-Benoit, Joshua Parsons, Mohammad Taghimohammadi and Sitotaw Yirdaw is a qualified person who is or was at the relevant time an officer or employee of New Gold and/or an officer, director or employee of one or more of its associates or affiliates.

Auditor

Deloitte LLP is independent of New Gold within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States). The offices of Deloitte LLP are located at 8 Adelaide Street West, Suite 200, Toronto, Ontario, Canada M5H 0A9.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. Transfers may be effected and registration facilities are maintained at each of the following offices: (i) 510 Burrard Street, Vancouver, British Columbia, Canada V6C 2T5; and (ii) 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1.

Documents Filed as Part of the Registration Statement

The following documents have been or will be filed with the SEC as part of New Gold’s registration statement: (i) the documents referred to under the heading “Documents Incorporated by Reference”; (ii) the consent of Deloitte LLP; (iii) the consent of each “qualified person” for the purposes of NI 43-101 listed on the Exhibit Index of the registration statement; (iv) the power of attorney of the directors and officers of New Gold; and (v) the form of debt indenture. A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

Well-known Seasoned Issuer

On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada independently adopted a series of substantively harmonized blanket orders, including Ontario Instrument 44-501 – Exemption from Certain Prospectus Requirements for Well-known Seasoned Issuers (Interim Class Order), as extended by Ontario Rule 44-502 – Extension to Ontario Instrument 44-501 Certain Prospectus Requirements for Well-known Seasoned Issuers (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, collectively, the “WKSI Blanket Orders”). The WKSI Blanket Orders came into force on January 4, 2022 and allow “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. New Gold has determined that, on the date hereof, it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Indemnification

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).

Definitions

An “eligible party” is an individual who:

•	is or was a director or officer of the Registrant;

•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant; or

•	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of “eligible proceeding” and except in Sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual.

An “eligible penalty” is a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

An “eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Indemnification Regulation

Under Section 160(a) of the Act, and subject to Section 163 of the Act, an eligible party may be indemnified by the Registrant against all eligible penalties to which the eligible party is or may be liable. Section 160(b) of the Act permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding in respect of that proceeding.

Under Section 161 of the Act, and subject to Section 163 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163(1) of the Act, the Registrant must not indemnify an eligible party under Section 160(a) of the Act, or pay the expenses of an eligible party under Sections 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must neither indemnify the eligible party under Section 160(a) of the Act in respect of the proceeding, nor pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, despite any other provision of Division 5—Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia (the “Court”) may, on application of the Registrant or an eligible party, may do one or more of the following:

•	order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

•	order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

•	make any other order the Court considers appropriate.

Under Section 165 of the Act, the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation.

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Court under Section 164 of the Act.

Under Article 21.2 of the articles of New Gold Inc. (the “Articles”), and subject to the Act, the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity contained in Article 21.2 of the Articles.

Subject to any restrictions in the Act, the Registrant may indemnify any person.

The failure of a director, alternate director or officer of the Registrant to comply with the Act or the Articles does not invalidate any indemnity to which he or she is entitled under Part 21 of the Articles.

For the purposes of the Articles, an “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. An “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Registrant (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Registrant, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. “Expenses” has the meaning set out in the Act.

Under the Articles, the Registrant may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

•	is or was a director, alternate director, officer, employee or agent of the Registrant;

•	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant;

•	at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

•	at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a)	Concurrent with the filing of this Registration Statement on Form F-10, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

FORM F-10

EXHIBITS OF NEW GOLD INC.

EXHIBIT NUMBER	DESCRIPTION
4.1	Annual information form of the Registrant dated February 21, 2024 for the year ended December 31, 2023 (incorporated by reference from Exhibit 1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023 filed with the SEC on February 21, 2024 (File No. 001-31722) (the “Form 40-F”)).

4.2	Audited consolidated financial statements of the Registrant as of and for the years ended December 31, 2023 and 2022, together with the reports of the independent registered public accounting firm thereon and the notes thereto (incorporated by reference from Exhibit 2 to the Form 40-F).

4.3	Management’s discussion and analysis of the Registrant for the year ended December 31, 2023 (incorporated by reference from Exhibit 3 to the Form 40-F).

4.4	Unaudited condensed interim consolidated financial statements of the Registrant as at and for the three months ended March 31, 2024 and the notes thereto (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on April 30, 2024 (File No. 001-31722)).

4.5	Management’s discussion and analysis of financial position and results of operations of the Registrant for the three months ended March 31, 2024 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K filed with the SEC on April 30, 2024 (File No. 001-31722)).

4.6	Management Information Circular of the Registrant, dated March 28, 2024 prepared in connection with the annual meeting of the shareholders of the Registrant to be held on May 14, 2024 (incorporated by reference from Exhibit 99.2 to the Registrant’s Report on Form 6-K filed with the SEC on April 4, 2024 (File No. 001-31722)).

5.1	Consent of Deloitte LLP.

5.2	Consent of M. Della Libera.

5.3	Consent of E. Lecomte.

5.4	Consent of A. Croal.

5.5	Consent of AMC Mining Consultants (Canada) Ltd.

5.6	Consent of K. Bocking.

5.7	Consent of E. Saunders.

5.8	Consent of A. Zerwer.

5.9	Consent of M. Taghimohammadi.

5.10	Consent of S. Yirdaw.

5.11	Consent of J. Taylor.

5.12	Consent of C. Gagnon.

5.13	Consent of SLR Consulting (Canada) Ltd.

5.14	Consent of L. Vasquez.

5.15	Consent of V. Nadeau-Benoit.

5.16	Consent of A. Alousis.

5.17	Consent of J. Parsons.

5.18	Consent of J. Chiasson.

5.19	Consent of Y. Bouchard.

6.1	Powers of Attorney (included on the signature pages of this Registration Statement on Form F-10).

7.1	Form of Indenture.

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on May 13, 2024.

NEW GOLD INC.

By:	/s/ Patrick Godin
	Name:	Patrick Godin
	Title:	President & Chief Executive Officer

By:	/s/ Keith Murphy
	Name:	Keith Murphy
	Title:	Executive Vice President & Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers, directors, and Authorized Representative in the United States of New Gold Inc. hereby constitutes and appoints Patrick Godin, Keith Murphy and Sean Keating or any of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any and all documents relating to this Registration Statement, including any and all amendments, exhibits and supplements thereto, with any regulatory authority, granting unto the said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Patrick Godin	President & Chief Executive Officer and Director	May 13, 2024
Patrick Godin	(Principal Executive Officer)

/s/ Keith Murphy	Executive Vice President & Chief Financial Officer	May 13, 2024
Keith Murphy	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ian Pearce	Chair of the Board of Directors	May 13, 2024
Ian Pearce

/s/ Geoff Chater	Director	May 13, 2024
Geoff Chater

/s/ Nicholas Chirekos	Director	May 13, 2024
Nicholas Chirekos

/s/ Gillian Davidson	Director	May 13, 2024
Gillian Davidson

/s/ Thomas J. McCulley	Director	May 13, 2024
Thomas J. McCulley

/s/ Margaret Mulligan	Director	May 13, 2024
Margaret Mulligan

/s/ Richard O’Brien	Director	May 13, 2024
Richard O’Brien

/s/ Marilyn Schonberner	Director	May 13, 2024
Marilyn Schonberner

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of New Gold Inc. in the United States, on May 13, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director